EXHIBIT 99.2




               GENERAL PARTNERSHIP AGREEMENT OF SAJH PARTNERS AND
                   AMENDMENT TO GENERAL PARTNERSHIP AGREEMENT






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                          GENERAL PARTNERSHIP AGREEMENT

                                       OF

                                  SAJH PARTNERS

                              DATED AUGUST __ 1994

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                                TABLE OF CONTENTS

Section
-------

     1. Formation of Partnership .......................................     1

     2. Name and Place of Business .....................................     1

     3. Purpose of Partnership .........................................     2

     4. Term of Partnership ............................................     2

     5. Managing Partner ...............................................     2

     6. Capital Contributions; Partners' Percentages ...................     2

          6.1 Capital ..................................................     2
          6.2 Initial Capital Contributions ............................     3
          6.3 No Other Mandatory Contributions;
               No Withdrawals ..........................................     3
          6.4 Additional Discretionary Capital
               Contributions ...........................................     3
          6.5 No Liability for Capital Contributions ...................     4
          6.6 No Interest ..............................................     5

     7. Rights and Duties of Partners ..................................     5

          7.1 Managing Partner .........................................     5
          7.2 Powers of Managing Partner ...............................     5
          7.3 Services of Managing Partner .............................     5
          7.4 Change of Managing Partner ...............................     6
          7.5 No Partition, Sale or Appraisal ..........................     6
          7.6 Fees and Expenses ........................................     6

     8. Liabilities and Indemnification ................................     7

     9. Bank Accounts ..................................................     7

     10. Distributions, Income and Losses ..............................     7

          10.1 Time of Distributions ...................................     7
          10.2 Allocation of Cash Distributions ........................     8
          10.3 Income, Gains and Losses ................................     8
          10.4 Change of Partners' Percentages .........................     8

     11. Fiscal Year and Reports .......................................     8

          11.1 Fiscal Year .............................................     8
          11.2 Books of Account ........................................     9
          11.3 Reports .................................................     9

     12. Transfers of Partnership Interests ............................     9


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     13. Dissolution and Liquidation of Partnership ....................    10

          13.1 Dissolution Prior to Expiration of Term .................    10
          13.2 Liquidation and Distribution of Assets ..................    10
          13.3 Termination .............................................    10

     14. Power of Attorney .............................................    11

     15. Miscellaneous .................................................    12

          15.1 Notices .................................................    12
          15.2 Amendments ..............................................    13
          15.3 Captions ................................................    13
          15.4 Counterparts ............................................    13
          15.5 Governing Law ...........................................    13
          15.6 Successors and Assigns ..................................    13




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                              PARTNERSHIP AGREEMENT

                                       OF

                                  SAJH PARTNERS

                                  August , 1994


     The parties to this agreement are Dennis A. Sokol, Sarah Sokol Yeterian, Robert Alexander Sokol, Jacob Matthew Sokol, Heidi Michelle Sokol and June M. Sokol (collectively referred to herein as the "Partners" and individually as a "Partner").

     The Partners desire to form a general partnership for the purpose described in section 3 of this agreement.

     It is therefore agreed as follows:

     1. Formation of Partnership

     The parties to this agreement hereby form a general partnership (the "Partnership") pursuant to the provisions of the Delaware Partnership Law.

     2. Name and Place of Business

     The business of the Partnership shall be conducted under the name of SAJH Partners. The principal place of business of the Partnership shall be 1055 Washington Boulevard, Stamford, CT 06901 (facsimile (203) 325-3127), unless changed by the managing Partner. The Partnership may establish such other


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additional places of business as the managing Partner may from time to time determine.


     3. Purpose of Partnership

     The purpose of the Partnership shall be to acquire and hold an equity investment in American Medical Clinics, Inc., the terms and conditions of such investment to be determined by the Managing Partner. The Partnership shall engage in no other business without the consent of a Majority in Interest of the Partners. As used in this Agreement, a "Majority in Interest" shall mean Partners whose Percentages, in the aggregate, equal or exceed 51%.

     4. Term of Partnership

     The Partnership shall commence on the date of this agreement and shall terminate on August ___, 2014 unless sooner terminated as otherwise provided in section 11 of this agreement.

     5. Managing Partner

     Until changed as provided in section 7.4, Dennis A. Sokol shall be the managing Partner of the Partnership, with the powers and duties provided for in this agreement.

     6. Capital Contributions; Partners' Percentages

     6.1 Capital. The capital of the Partnership shall be $_________ (the aggregate amount of the Partners' commitments as set forth on Exhibit A to this agreement), plus such additional discretionary contributions as may be made from

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time to time pursuant to section 6.4. As used in this agreement, the
"Percentage" of a Partner means that Partner's capital contributions as a percentage of the aggregate capital contributions of all the Partners. The initial Percentage of each Partner is set forth on Exhibit A to this agreement.

     6.2 Initial Capital Contributions. Each Partner shall make an initial contribution of cash to the capital of the Partnership in the amount set forth opposite that Partner's name on Exhibit A to this agreement. The initial cash contribution shall be made promptly after the request of the managing Partner.

     6.3 No Other Mandatory Contributions; No Withdrawals. No Partner shall be required to make any contribution to the Partnership beyond that required under section 6.2. No Partner shall be entitled to withdraw any part of his capital account or capital contributions or to receive any distributions from the Partnership except as expressly provided in this agreement.

     6.4 Additional Discretionary Capital Contributions. If the managing Partner determines that additional funds are necessary or desirable for the business of the Partnership, he may request additional capital contributions from all of the Partners. Any such request for additional capital contributions shall be made in writing to each Partner and shall set forth (i) the aggregate amount of additional capital contributions requested from all the Partners; (ii) the

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proportionate share requested from each Partner (based on each Partner's
Percentage at the time of such request); and (iii) the due date for, and the method and place of, payment (which shall be the same for each Partner). If, on or before the due date for payment, one or more Partners does not make the entire additional capital contribution that Partner is entitled to make, the managing Partner shall notify the Partners who made their full additional contribution and such Partners may make additional proportionate contributions equal in the aggregate to the amount of the deficiency; successive requests may be made if the entire deficiency is not contributed. The managing Partner shall determine the terms upon which any such additional contributions are to be made, which may include terms under which the Partner or Partners who contribute the funds are granted preferred interests in the Partnership with respect to those contributions (and the managing Partner shall have the right, without further notice to or consent from any other Partner, to amend this agreement to reflect the terms of those preferred interests).

     6.5 No Liability for Capital Contributions. No Partner shall be personally liable for the return of any portion of the capital contributions of any of the Partners; the return of those capital contributions shall be made solely from the assets of the Partnership. No Partner shall be required to pay to the Partnership or any other Partner any deficit in any Partner's capital account upon dissolution or otherwise. No

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Partner shall have the right to demand or receive  property  other than cash for his interest in the Partnership.

     6.6 No Interest. No Partner shall receive interest on that Partner's capital contributions or capital account and, except as otherwise provided in this agreement, no Partner shall be entitled to any payments or other compensation for assuming personal liability for any debt or obligation of the Partnership.

     7. Rights and Duties of Partners

     7.1 Managing Partner. The conduct and control of the Partnership's business shall be the full and complete responsibility of the managing Partner alone. No other Partner shall take any action in connection with the operation of the Partnership's business.

     7.2 Powers of Managing Partner. In addition to the powers given to him by law or other provisions of this agreement, the managing Partner shall have full power, in his sole discretion, to manage the Partnership's business and to take all action that he considers necessary or desirable to carry out the purposes of the Partnership, including, without limitation, the acquisition of shares of American Medical Clinics, Inc.

     7.3 Services of Managing Partner: Other Activities. The managing Partner shall devote such time to the affairs of the Partnership as he may determine necessary to

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conduct them properly. Any Partner (including the managing Partner) may engage or have an interest in other business ventures of any kind, independently or with others, and neither the Partnership nor any other Partner shall have any rights in or to those independent ventures.

     7.4 Change of Managing Partner. The other Partners may elect at any time, by notice to the managing Partner, to terminate his designation as managing Partner provided that they simultaneously designate another Partner to serve in that capacity. The managing Partner may resign as such at any time. Upon the resignation or death of the managing Partner, the other Partners promptly shall designate a successor managing Partner. Any action by the other Partners under this section shall require the agreement of a Majority in Interest of such Partners.

     7.5 No Partition, Sale or Appraisal. No Partner shall have the right to require partition of any of the Partnership's property or to compel any sale or appraisal of the Partnership's assets or any sale of a Partner's interest in the Partnership's assets.

     7.6 Fees and Expenses. No Partner shall receive any fee, salary or other compensation for services to the Partnership in his capacity as a Partner. However, the managing Partner shall be entitled to receive reimbursement from the Partnership for reasonable expenses incurred by him on behalf of

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the Partnership. If any Partner shall loan money to the Partnership, the loan shall be treated as a debt due from the Partnership to that Partner and shall be repaid with interest at the rate determined when the loan was made.

     8. Liabilities and Indemnification

     Partners shall be liable for obligations of the Partnership in proportion to their Percentages. If any Partner shall pay more than that Partner's proportionate share (based upon such Percentage) in satisfaction of the liabilities or obligations of the Partnership, that Partner shall be entitled to reimbursement, on demand, from any Partner who has paid less than that Partner's proportionate share. The amount of the reimbursement demanded from another Partner may not exceed the difference between the amount paid by that other Partner in satisfaction of those liabilities or obligations and that Partner's proportionate share.


     9. Bank Accounts

     All funds of the Partnership shall be deposited in such bank account or accounts as may be designated by the managing Partner.

     10. Distributions, Income, Losses and Credits

     10.1 Time of Distributions. Distributions of cash shall be made at the time or times determined by the managing Partner, but at least once during each fiscal year he shall cause the Partnership to distribute all cash held by the


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Partnership that he determines is not reasonably necessary for the operation of the Partnership's business.

     10.2 Allocation of Cash Distributions. All distributions of cash shall be made among the Partners in proportion to their respective Percentages through the fiscal year.

     10.3 Income, Gains and Losses. All income, net gains and tax losses of the Partnership, as determined for Federal income tax purposes, shall be allocated to each Partner in proportion to their respective Percentages through the fiscal year.

     10.4 Change of Partners' Percentages. If there is a change in the Percentages of the Partners during a fiscal year, the portion of the fiscal year that ends with the date of the change and the portion of the fiscal year that begins with the date of the change shall be treated as if they were separate fiscal years. Cash distributions and the Partnership's income, gains and losses shall be allocated to the separate fiscal years in proportion to the number of days in each.

     11. Fiscal Year and Reports

     11.1 Fiscal Year. The Partnership's fiscal year shall be the calendar year unless changed by the managing Partner.

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     11.2 Books of Account. Complete and accurate books shall be kept at the principal office of the Partnership (or at such other office as the managing Partner may designate). The books of account shall be based on the cash or accrual basis of accounting, as the managing Partner may determine, in accordance with sound accounting practices and principles applied in a consistent manner by the Partnership; all methods of accounting and treatment of particular transactions reflected on these books shall be in accordance with the methods of accounting employed for Federal income tax purposes.

     11.3 Reports. Within a reasonable time after the end of each fiscal year, there shall be delivered to each Partner a balance sheet and profit and loss statement of the Partnership for that fiscal year, which need be audited only if managing Partner so determines. As soon as practicable after the end of each fiscal year, there shall be delivered to each Partner a copy of Schedule K-1 to the Partnership's Federal income tax return for that year in a form sufficient to enable each Partner to determine his share for Federal income tax purposes of all items of income, loss and credit.

     12. Transfers of Partnership Interests

     A Partner may not withdraw from the Partnership. The interest of a Partner may not be assigned, pledged, encumbered, sold or otherwise disposed of, and no Partner shall have the right to assign the right to receive Partnership

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distributions, unless such assignment, pledge, encumbrance, sale or other disposition is consented to in writing.

     13. Dissolution and Liquidation of Partnership

     13.1 Dissolution Prior to Expiration of Term. The Partnership shall be dissolved prior to expiration of its term (a) if a Majority in Interest of the Partners agree in writing to dissolve the Partnership or (b) if required by the Delaware Partnership Law.

     13.2 Liquidation and Distribution of Assets. Upon dissolution of the Partnership, the Partners shall proceed to sell or otherwise liquidate the assets of the Partnership within a reasonable time and, after paying or making due provision or all liabilities to creditors of the Partnership, shall distribute the assets among the Partners in accordance with the provisions for the making of distributions set forth in section 10.2 of this agreement.

     13.3 Termination. The Partnership shall terminate when all property owned by the Partnership shall have been disposed of and the assets, after payment of or due provision for liabilities to Partnership creditors, shall have been distributed among the Partners as provided in this agreement. The Partners shall then execute and cause to be filed any certificate required by law to effectuate or give notice of the dissolution of the Partnership.

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     14. Power of Attorney.

     Each party to this agreement irrevocably appoints the managing Partner to be his true and lawful attorney-in-fact, with full power and authority in his name, place and stead and with full power of substitution, (a) to take any action permitted to be taken as attorney-in-fact pursuant to this agreement, and
(b) to make, execute, verify, consent to, swear to, make oath as to, acknowledge, publish, record and file all of the following:

     (a) Such documents and instruments as may be necessary or appropriate to carry out the provisions, purposes and intent of this agreement;

     (b) Any certificate, consent, or other instrument which may be required to be filed by the Partnership or the managing Partner under the law of any state or other jurisdiction;

     (c) Any and all amendments to or modifications of the instruments described in subparagraphs (a) or (b) hereof, provided that each such amendment of the agreement is adopted in accordance with the terms thereof;

     (d) Any and all certificates and other instruments that may be required to effectuate the dissolution and termination of the Partnership pursuant to the provisions, purposes and intent of this agreement; and

     (e) All such other instruments as the managing Partner may deem necessary or desirable fully to carry out the provisions, purposes and intent of this agreement. It is expressly understood and intended by each party to this agreement

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that the power of attorney hereby granted is coupled with an interest and irrevocable; this power of attorney shall survive the death or incapacity of the party or the assignment of such party's partnership interest or any part thereof.

     15. Miscellaneous

     15.1 Notices. Unless otherwise specified in this agreement, all notices, demands, elections, requests, or other communications that any party to this agreement may desire or be required to give hereunder shall be in writing and shall be given by personal delivery, facsimile transmission or mailing the same by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

     (a) To the managing Partner, at the principal place of business of the Partnership specified in section 2, or at such other address as may be designated by the managing Partner by notice given as provided in this section to all of the Partners.

     (b) To any of the other Partners, at their respective addresses as may be designated by them by notice given as provided in this section to all the Partners.

     (c) To any person who hereafter becomes a Partner of the Partnership, at such address as may be designated by him by notice given to the Partnership as provided in this subsection.

     All notices given as provided in this section shall be deemed to have been given or served on the date

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received. A return receipt obtained by the Post Office authorities at the request of the sender shall be conclusive as to the fact of receipt of any notice delivered by mail.

     15.2 Amendments. Any amendments to this agreement shall require the prior written consent of a Majority in Interest of the Partners.

     15.3 Captions. All section and article titles or captions contained in this agreement and the table of contents are for convenience only and shall not be deemed a part of this agreement.

     15.4 Counterparts. This agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     15.5 Governing Law. This agreement is made pursuant to the provisions of the Partnership Law of the State of Delaware and shall be construed accordingly.

     15.6 Successors and Assigns. This agreement shall be binding upon the parties hereto and their respective successors, executors, administrators, legal representatives, heirs and assigns and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective successors, executors, administrators, legal representatives, heirs and assigns.

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     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.




                                        /s/ Dennis A. Sokol
                                        ----------------------------------
                                        Dennis A. Sokol



                                        /s/ Sarah Sokol Yeterian
                                        ----------------------------------
                                        Sarah Sokol Yeterian



                                        /s/ Robert Alexander Sokol
                                        ----------------------------------
                                        Robert Alexander Sokol



                                        /s/ Jacob Matthew Sokol
                                        ----------------------------------
                                        Jacob Matthew Sokol



                                        /s/ Heidi Michelle Sokol
                                        ----------------------------------
                                        Heidi Michelle Sokol



                                        /s/ June M. Sokol
                                        ----------------------------------
                                        June M. Sokol


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                                    EXHIBIT A
                                       TO
                              PARTNERSHIP AGREEMENT
                                       OF
                                  SAJH PARTNERS


                                            Initial Cash
                                            Capital
Partner's Name and Address                  Contribution ($)         Percentage
--------------------------                  ----------------         ----------

Dennis A. Sokol                               $   662.50                   1%


Sarah Sokol Yeterian                           13,250.00                  20%


Robert Alexander Sokol                         13,250.00                  20%


Jacob Matthew Sokol                            13,250.00                  20%


Heidi Michelle Sokol                           13,250.00                  20%


June M. Sokol                                  12,587.50                  19%


                    Totals                    $66,250.00                 100%





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                                    AMENDMENT
                                       TO
                          GENERAL PARTNERSHIP AGREEMENT
                                       OF
                                  SAJH PARTNERS


     AMENDMENT to General Partnership Agreement dated August ___, 1997 among DENNIS SOKOL, SARAH SOKOL YETERIAN, ROBERT ALEXANDER SOKOL, JACOB MATTHEW SOKOL, HEIDI MICHELLE SOKOL and JUNE M. SOKOL (collectively the "Partners" and individually as a "Partner").

                                R E C I T A L S:

     A. The Partners heretofore entered into a General Partnership Agreement dated August 31, 1994 (the "Agreement").

     B. The Partners desire to amend the Agreement to change the manner in which the Managing Partner may be removed, to provide a reasonable salary for the Managing Partner, to limit liability of any Partner for mistakes or errors in judgment made in good faith and to provide for indemnification of Partners and others acting on behalf of the Partnership.

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained, the parties hereto agree as follows:

     1. All terms contained in this Amendment, unless otherwise defined herein, shall, for all the purposes hereof, have the same meaning ascribed to them in the Agreement.

     2. Section 7.4 of the Agreement as it now reads shall be stricken and the following be substituted therefor:

          "7.4 Change of Managing Partner. The Managing Partner may be removed upon the unanimous written consent or unanimous affirmative vote of the Partners. However, before such removal is effective and simultaneously with such removal, a successor Managing Partner must be elected by a majority in interest of the Partners. The Managing Partner may resign as such at any time. Upon the resignation or death of the Managing Partner, the other Partners promptly shall elect by a majority in interest of the Partners a successor Managing Partner."


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     3.  Section 7.6 of the  Agreement as it now reads shall be stricken and the following substituted therefor:

          "7.6 Salary and Expenses. The Managing Partner shall receive annually a reasonable salary for services rendered to the Partnership which shall be in addition to his distribution of cash and allocation of income, net gains and tax losses as provided hereinafter in Section 10. The compensation for the Managing Partner shall be reviewed periodically and adjusted appropriately. Moreover, the Managing Partner shall be entitled to receive reimbursement from the Partnership for reasonable expenses incurred by him on behalf of the Partnership. If any Partner shall loan money to the Partnership, the loan shall be treated as a debt due from the Partnership to that Partner and shall be repaid with interest at the rate determined when the loan was made."

     4. The following Sections 7.7, 7.8 and 7.9 shall be added to the Agreement:

          "7.7 Liability. No Partner shall incur any liability for any mistakes or errors in judgment made in good faith and in the exercise of due care in connection with the Partnership business. No Partner shall be deemed to have violated any of the provisions of this Partnership Agreement for any such mistakes or errors in judgment."

          "7.8 Indemnification of Partners. The Partnership shall promptly indemnify each Partner for payments reasonably made and liabilities reasonably incurred by such Partner in the ordinary conduct of Partnership business or for the preservation of its business or property."

          "7.9 Indemnification in General. The Partnership shall indemnify, to the full extent permitted by law, any person who is made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person, or his or her testator or intestate, is or was a Managing Partner, employee or agent of the Partnership or serves or served any other enterprise at the request of the Partnership."

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     5. Except as amended by this  Amendment,  the Agreement and all  covenants, agreements, terms and conditions thereof shall remain in full force and effect and are hereby in all respects ratified and confirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.



                                        /s/ Dennis A. Sokol
                                        ----------------------------------
                                        DENNIS A. SOKOL


                                        /s/ Sarah Sokol Yeterian
                                        ----------------------------------
                                        SARAH SOKOL YETERIAN


                                        /s/ Robert Alexander Sokol
                                        ----------------------------------
                                        ROBERT ALEXANDER SOKOL


                                        /s/ Jacob Matthew Sokol
                                        ----------------------------------
                                        JACOB MATTHEW SOKOL


                                        /s/ Heidi Michelle Sokol
                                        ----------------------------------
                                        HEIDI MICHELLE SOKOL


                                        /s/ June M. Sokol
                                        ----------------------------------
                                        JUNE M. SOKOL





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